Exhibit 15
Consent of Independent Registered Public Accounting Firms
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-166250) pertaining to the Compagnie Générale de Géophysique-Veritas 2010 Stock Option Plan and the Compagnie Générale de Géophysique-Veritas 2010 Performance Share Allocation Plan, and

(2)	Registration Statement (Form S-8 No. 333-158684) pertaining to the Compagnie Générale de Géophysique-Veritas 2009 Stock Option Plan and the Compagnie Générale de Géophysique-Veritas 2009 Performance Share Plan, and

(3)	Registration Statement (Form S-8 No. 333-150384) pertaining to the Compagnie Générale de Géophysique — Veritas 2007 Stock Option Plan, the Compagnie Générale de Géophysique — Veritas 2008 Stock Option Plan, the Compagnie Générale de Géophysique — Veritas 2006 Performance Share Plan, the Compagnie Générale de Géophysique — Veritas 2007 Performance Share Plan, and the Compagnie Générale de Géophysique — Veritas 2008 Performance Share Plan of our reports dated April 21, 2011, with respect to the consolidated financial statements of Compagnie Générale de Géophysique — Veritas and the effectiveness of internal control over financial reporting of Compagnie Générale de Géophysique — Veritas included in its Annual Report (Form 20-F) for the year ended December 31, 2010 filed with the Securities and Exchange Commission.
Neuilly-sur-Seine and Courbevoie, France
April 21, 2011

ERNST & YOUNG &	MAZARS
AUTRES

/s/ Philippe Diu	/s/ Xavier Charton
Philippe Diu	Xavier Charton

/s/ Nicolas Pfeuty	/s/ Olivier Thireau
Nicolas Pfeuty	Olivier Thireau